GUARANTY OF PAYMENT

IN CONSIDERATION of the extension of credit to PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (the "Company"), by the WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY (the "WVEDA"), said credit having been extended at the request of the undersigned, PROTEA BIOSCIENCES, INC., a Delaware corporation (the "Guarantor"), does hereby guarantee the WVEDA the prompt payment, when due, of each and every debt, obligation and demand now existing or hereafter arising owing to the WVEDA as evidenced by that certain negotiable Promissory Note of the Company of even date herewith in the amount of Two Hundred Thousand Dollars ($200,000.00), payable to the WVEDA, and the undersigned does hereby also guarantee the performance of the terms and conditions of that certain Loan Agreement of even date herewith between Company and WVEDA (the "Loan Agreement").

This guaranty of payment shall extend to and cover renewals of any debts, obligations and demands guaranteed hereby or extensions of time for payment thereof, as evidenced by said Promissory Note of Company to the WVEDA and shall not be affected by any surrender, exchange, acceptance or release by the WVEDA of other security held by it for any debts, obligations or demands hereby guaranteed, now existing or hereafter arising. Notice of the acceptance of this guaranty, notice of default, presentment, protest, demand for payment and notice of demand or protest are waived. If any of the debts, obligations or demands are now, or should become payable on demand, the WVEDA may, in its sole and absolute discretion, determine the reasonableness of the period which may elapse prior to the making of such demand. It is expressly understood and agreed that the WVEDA need not exhaust any of its remedies against the Company, any collateral for the obligations referenced above, or any other guaranty or guarantor thereof, if any, it being expressly understood that this is a guaranty of payment and not of collection. Without limiting the generality of the foregoing, the undersigned expressly waive any rights or defenses provided or made available under Chapter 45, Article 1 of the Code of West Virginia, 1931, as amended.

Guarantor shall pay on demand all costs and expenses (including all reasonable fees and expenses of counsel) of WVEDA in connection with this Guaranty and the transactions contemplated hereby, including: (i) any amendment, modification or waiver of, or consent with respect to, this Guaranty or advice in connection with its rights hereunder; (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by WVEDA, the Company, Guarantor or any other person) in any way relating to this Guaranty or any other agreements to be executed or delivered in connection herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case, proceeding or action (and any appeal or review) in connection with a case under the bankruptcy code, or any other applicable federal, state or foreign bankruptcy or similar insolvency law; (iii) any attempt to enforce any rights of WVEDA against Guarantor; and (iv) such costs and expenses as may arise by reason of an Event of Default under the Loan Agreement or default by Guarantor hereunder and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, this Guaranty in connection with an Event of Default under the Loan Agreement or default by Guarantor hereunder.

IN WITNESS WHEREOF, Protea Biosciences Group, Inc and Protea Biosciences, Inc. have caused their respective names to be signed hereto by their duly authorized officers, all this 6TH day of June, 2012.

PROTEA BIOSCIENCES GROUP, INC.

By: ______________________
Its: President

PROTEA BIOSCIENCES, INC

By: ______________________
Its: President